Exhibit 99.1

380 Sentry Parkway Blue Bell, PA 19422
PRESS RELEASE

For Release: Contact:	Immediate William E. Hitselberger (610) 397-5298

PMA Capital Engages Keefe, Bruyette & Woods, Inc. to assist in Strategic Evaluation of Run-off Operations

Blue Bell, PA, November 19, 2007 -- PMA Capital Corporation (NASDAQ: PMACA) today announced that it has engaged Keefe, Bruyette & Woods, Inc. to assist in its evaluation of strategic options with respect to its run-off operations at PMA Capital Insurance Company.  These operations consist solely of the Company’s discontinued reinsurance and excess and surplus lines businesses and do not relate to the ongoing operations of The PMA Insurance Group.

The Company said strategic options include a sale of the run-off operations.

PMA Capital Corporation, headquartered in Blue Bell, Pennsylvania, is a holding company whose operating subsidiaries provide insurance and fee-based third party administrator services.  Insurance products include workers’ compensation and other commercial property and casualty lines of insurance, primarily in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.

For additional information, visit www.pmacapital.com.